Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE
Contact:

Trevor Burns	Ben Sheidler
Investor Relations	Media Relations
(404) 885-8804	ben.sheidler@equifax.com
trevor.burns@equifax.com

ATLANTA, April 20, 2020 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended March 31, 2020.

“During these unprecedented times, Equifax is focused on the health and safety of our employees while delivering for our customers and consumers. Despite this global challenge, we are continuing to invest in our three-year $1.25 billion EFX 2020 cloud technology, data, and security transformation and rolling out new products to strengthen the company for the future,” said Mark W. Begor, Equifax Chief Executive Officer. “Even with the impact of the pandemic in March, Equifax delivered its strongest quarterly revenue performance since the 2017 cyber event with broad based revenue and margin growth. The strong First Quarter performance follows our momentum in the second half of 2019 and positions us well to weather the economic impacts of Coronavirus. Our team is focused on providing enhanced solutions from our differentiated data assets to help our customers manage through these challenging times.”

Financial Results Summary

The company reported revenue of $957.9 million in the first quarter of 2020, up 13 percent compared to the first quarter of 2019 and up 15 percent on a local currency basis.

Net income attributable to Equifax of $112.6 million was up in the first quarter of 2020 compared to a net loss attributable to Equifax of $555.9 million in the first quarter of 2019.

First quarter diluted EPS attributable to Equifax was $0.92, up compared to a loss of $4.57 in the first quarter of 2019.

Our results in the first quarter of 2019 included a pre-tax accrual of $690.0 million for losses associated with certain legal proceedings and investigations related to the 2017 cybersecurity incident. The impact of this accrual on diluted EPS was $4.88 per share in the first quarter of 2019.

USIS first quarter results

•Total revenue was up 15 percent at $343.2 million in the first quarter of 2020, compared to $298.3 million in the first quarter of 2019. Operating margin for USIS was 31.4 percent in the first quarter of 2020 compared to 32.2 percent in the first quarter of 2019. Adjusted EBITDA margin for USIS was 44.7 percent in the first quarter of 2020 compared to 42.9 percent in the first quarter of 2019.
•Online Information Solutions revenue was $252.8 million, up 16 percent compared to the first quarter of 2019.
•Mortgage Solutions revenue was $42.8 million, up 33 percent compared to the first quarter of 2019.
•Financial Marketing Services revenue was $47.6 million, down 2 percent compared to the first quarter of 2019.

Workforce Solutions first quarter results

•Total revenue was $301.6 million in the first quarter of 2020, a 32 percent increase compared to the first quarter of 2019. Operating margin for Workforce Solutions was 44.3 percent in the first quarter of 2020 compared to 42.1 percent in the first quarter of 2019. Adjusted EBITDA margin for Workforce Solutions was 51.5 percent in the first quarter of 2020 compared to 49.4 percent in the first quarter of 2019.

•Verification Services revenue was $220.2 million, up 48 percent compared to the first quarter of 2019.
•Employer Services revenue was $81.4 million, up 2 percent compared to the first quarter of 2019.

International first quarter results

•Total revenue was $216.0 million in the first quarter of 2020, down 4 percent and up 3 percent compared to the first quarter of 2019 on a reported and local currency basis, respectively. Operating margin for International was 7.1 percent in the first quarter of 2020, compared to 5.0 percent in the first quarter of 2019. Adjusted EBITDA margin for International was 27.8 percent in the first quarter of 2020, compared to 25.3 percent in the first quarter of 2019.

•Asia Pacific revenue was $69.7 million, down 5 percent compared to the first quarter of 2019 and up 3 percent on a local currency basis.

•Europe revenue was $66.4 million, down 3 percent compared to the first quarter of 2019 and down 1 percent on a local currency basis.

•Latin America revenue was $43.2 million, down 8 percent compared to the first quarter of 2019 and up 9 percent on a local currency basis.

•Canada revenue was $36.7 million, up 1 percent compared to the first quarter of 2019 and up 2 percent on a local currency basis.

Global Consumer Solutions first quarter results

•Total revenue was $97.1 million in the first quarter of 2020, up 3 percent compared to the first quarter of 2019 on a reported and local currency basis. Operating margin was 13.5 percent in the first quarter of 2020 compared to 12.1 percent in the first quarter of 2019. Adjusted EBITDA margin was 23.1 percent compared to 23.9 percent in the first quarter of 2019.

Adjusted EPS and Adjusted EBITDA Margin

•Adjusted EPS attributable to Equifax was $1.40 in the first quarter of 2020, up 16 percent compared to the first quarter of 2019. The financial measure for both 2020 and 2019 excludes costs related to the 2017 cybersecurity incident, acquisition-related amortization expense, the foreign currency impacts of Argentina being a highly inflationary economy, and income tax effects of stock awards recognized upon vesting or settlement. The financial measure for 2020 also excludes a gain on fair market value adjustment of an equity investment, foreign currency impact of certain intercompany loans, valuation allowance for certain deferred tax assets and a tax benefit of a legal settlement related to the 2017 cybersecurity incident. The financial measure for 2019 excludes an accrual for legal matters related to the 2017 cybersecurity incident and costs associated with the realignment of internal resources. All adjustments are net of tax, with a reconciling item with the aggregated tax impact of the adjustments. The adjustments affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

•Adjusted EBITDA margin was 32.4 percent in the first quarter of 2020 compared to 30.5 percent in the first quarter of 2019. This financial measure for both 2020 and 2019 excludes costs related to the 2017 cybersecurity incident and the foreign currency impacts of Argentina being a highly inflationary economy. The financial measure for 2020 also excludes a gain on fair market value adjustment of equity investment and foreign currency impact of certain intercompany loans. The financial measure for 2019 excludes an accrual of legal matters related to the 2017 cybersecurity incident and costs associated with the realignment of internal resources. All adjustments are net of tax, with a reconciling item with the aggregated tax impact of the adjustments. The adjustments affect the comparability of the underlying operational performance and are described more fully in the attached Q&A.

Liquidity and Capital Resources

At March 31, 2020, the Company had approximately $370 million in cash and $1.2 billion available under its revolving credit facility, which matures in September 2023, and its receivables funding facility, which matures in December 2022. We recently amended our credit facility to increase the maximum leverage ratio through 2021 to provide us with additional financial flexibility.

Withdrawal of Full Year Guidance

Due to the rapidly evolving environment and continued uncertainties resulting from the economic impact globally of the coronavirus disease (“COVID-19”), we are not providing guidance for the second quarter of 2020, and are withdrawing our previously announced guidance for full year 2020, which was issued on February 12, 2020. On our earnings conference call on April 21, 2020, we will discuss the impact of the current economic situation on Equifax including providing perspective on revenue trends in April, and the impact on Equifax financial results should these trends continue for the remainder of the second quarter of 2020. We will also discuss actions we are taking to manage in this environment.

About Equifax

Equifax is a global data, analytics, and technology company and believes knowledge drives progress. The Company blends unique data, analytics, and technology with a passion for serving customers globally, to create insights that power decisions to move people forward.

Headquartered in Atlanta, Equifax operates or has investments in 27 countries in North America, Central and South America, Europe and the Asia Pacific region. It is a member of Standard & Poor's (S&P) 500® Index, and its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. Equifax employs approximately 11,200 employees worldwide.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call on April 21, 2020 at 8:00 a.m. (ET) via a live audio webcast. To access the webcast and related presentation materials, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for acquisition-related amortization expense, costs related to the 2017 cybersecurity incident, accrual for legal matters related to the 2017 cybersecurity incident, gain on fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, valuation allowance for certain deferred tax assets, tax benefit on legal settlement related to the 2017 cybersecurity incident, costs related to the realignment of internal resources, the income tax effects of stock awards that are recognized upon vesting or settlement, the foreign exchange impact resulting from accounting for Argentina as a highly inflationary economy, and the income tax impact of these adjustments. All adjustments are net of tax, with a reconciling item with the aggregated tax impact of the adjustments. This earnings release also presents adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/Financial Information/Non-GAAP Financial Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, the outcome of legal proceedings, business prospects and opportunities and effective tax rates. While the Company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to, actions taken by us, including restructuring or strategic initiatives (including our EFX2020 cloud technology, data and security transformation program, capital investments and asset acquisitions or dispositions), as well as developments beyond our control, including, but not limited to, the impact of COVID-19 and changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax’s products and services. The extent to which the COVID-19 pandemic will continue to negatively impact our operations will depend on future developments which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information which may emerge concerning the severity of the COVID-19 pandemic, the actions taken to control the spread of COVID-19 or treat its impact, and changes in worldwide and U.S. economic conditions. Further deteriorations in economic conditions, as a result of COVID-19 or otherwise, could lead to a further or prolonged decline in demand for our products and services and negatively impact our business. It may also impact financial markets and corporate credit markets which could adversely impact our access to financing, or the terms of any financing. We cannot at this time predict the extent of the impact of the

COVID-19 pandemic and resulting economic impact, but it could have a material adverse effect on our business, financial position, results of operations and cash flows. Other risk factors include the impact of the 2017 cybersecurity incident and the resulting litigation and other impacts on our business and results of operations; potential adverse developments in new and pending legal proceedings or government investigations; impact of our technology and security transformation and improvements in our information technology and data security infrastructure; changes in tax regulations; adverse or uncertain economic conditions and changes in credit and financial markets; uncertainties regarding the ultimate amount and timing of payments for the legal proceedings and government investigations related to the 2017 cybersecurity incident; risks associated with our ability to comply with business practice commitments and similar obligations under settlement agreements and consent orders entered into in connection with the 2017 cybersecurity incident; economic, political and other risks associated with international sales and operations; risks relating to unauthorized access to data or breaches of confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error; changes in, and the effects of, laws and regulations and government policies governing or affecting our business, including, without limitation, our examination and supervision by the Consumer Financial Protection Bureau, a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., oversight by the U.K. Financial Conduct Authority (“FCA”) and Information Commissioner’s Office of our debt collections services and core credit reporting businesses in the U.K., oversight by the Office of Australian Information Commission, the Australian Competition and Consumer Commission (“ACCC”) and other regulatory entities of our credit reporting business in Australia and the impact of current privacy laws and regulations, including the European General Data Protection Regulation and the California Consumer Privacy Act, or any future privacy laws and regulations; federal or state responses to identity theft concerns; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the Company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2019, including without limitation under the captions “Item 1. Business -- Governmental Regulation” and “-- Forward-Looking Statements” and “Item 1A. Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME (LOSS)

	Three Months Ended March 31,
	2020	2019
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$957.9	$846.1
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	414.1	387.5
Selling, general and administrative expenses	316.0	998.9
Depreciation and amortization	91.9	77.6
Total operating expenses	822.0	1,464.0
Operating income (loss)	135.9	(617.9)
Interest expense	(30.7)	(26.7)
Other income, net	45.3	2.1
Consolidated income (loss) before income taxes	150.5	(642.5)
(Provision) benefit for income taxes	(36.0)	88.1
Consolidated net income (loss)	114.5	(554.4)
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(1.9)	(1.5)
Net income (loss) attributable to Equifax	$112.6	$(555.9)
Basic earnings per common share:
Net income (loss) attributable to Equifax	$0.93	$(4.60)
Weighted-average shares used in computing basic earnings per share	121.3	120.7
Diluted earnings per common share:
Net income (loss) attributable to Equifax	$0.92	$(4.57)
Weighted-average shares used in computing diluted earnings per share	122.6	121.6
Dividends per common share	$0.39	$0.39

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2020	December 31, 2019
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$369.9	$401.3
Trade accounts receivable, net of allowance for doubtful accounts of $13.4 and $11.2 at March 31, 2020 and December 31, 2019, respectively	605.5	532.1
Prepaid expenses	119.9	88.1
Other current assets	53.7	187.9
Total current assets	1,149.0	1,209.4
Property and equipment:
Capitalized internal-use software and system costs	1,036.7	979.4
Data processing equipment and furniture	322.9	325.1
Land, buildings and improvements	233.6	236.3
Total property and equipment	1,593.2	1,540.8
Less accumulated depreciation and amortization	(631.1)	(593.2)
Total property and equipment, net	962.1	947.6
Goodwill	4,157.4	4,308.3
Indefinite-lived intangible assets	94.7	94.9
Purchased intangible assets, net	1,000.6	1,044.6
Other assets, net	259.0	304.2
Total assets	$7,622.8	$7,909.0
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$3.1	$3.1
Accounts payable	170.9	148.3
Accrued expenses	180.9	163.5
Accrued salaries and bonuses	86.9	156.1
Deferred revenue	111.1	104.0
Other current liabilities	590.9	784.1
Total current liabilities	1,143.8	1,359.1
Long-term debt	3,505.1	3,379.5
Deferred income tax liabilities, net	263.4	248.0
Long-term pension and other postretirement benefit liabilities	114.3	118.9
Other long-term liabilities	166.4	180.6
Total liabilities	5,193.0	5,286.1
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at March 31, 2020 and December 31, 2019; Outstanding shares - 121.4 and 121.2 at March 31, 2020 and December 31, 2019, respectively	236.6	236.6
Paid-in capital	1,431.7	1,405.1
Retained earnings	4,196.9	4,131.8
Accumulated other comprehensive loss	(918.9)	(631.6)
Treasury stock, at cost, 67.3 shares and 67.5 shares at March 31, 2020 and December 31, 2019, respectively	(2,553.9)	(2,557.4)
Stock held by employee benefit trusts, at cost, 0.6 shares at March 31, 2020 and December 31, 2019	(5.9)	(5.9)
Total Equifax shareholders’ equity	2,386.5	2,578.6
Noncontrolling interests including redeemable noncontrolling interests	43.3	44.3
Total equity	2,429.8	2,622.9
Total liabilities and equity	$7,622.8	$7,909.0

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2020	2019
(In millions)	(Unaudited)
Operating activities:
Consolidated net income (loss)	$114.5	$(554.4)
Adjustments to reconcile consolidated net income (loss) to net cash provided by operating activities:
Depreciation and amortization	94.3	79.2
Stock-based compensation expense	18.8	18.1
Deferred income taxes	17.0	(89.2)
Gain on fair market value adjustment of equity investment	(32.9)	—
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(83.9)	(42.8)
Other assets, current and long-term	29.6	0.2
Current and long term liabilities, excluding debt	(126.6)	619.9
Cash provided by operating activities	30.8	31.0
Investing activities:
Capital expenditures	(88.0)	(114.8)
Acquisitions, net of cash acquired	(48.1)	(24.8)
Investment in unconsolidated affiliates, net	—	(25.0)
Cash (used) in investing activities	(136.1)	(164.6)
Financing activities:
Net short-term borrowings	0.2	64.7
Payments on long-term debt	—	(25.0)
Borrowings on long-term debt	125.0	50.0
Dividends paid to Equifax shareholders	(47.3)	(47.1)
Dividends paid to noncontrolling interests	(0.3)	(0.2)
Proceeds from exercise of stock options	16.7	1.9
Payment of taxes related to settlement of equity awards	—	(4.2)
Debt issuance costs	(1.6)	—
Cash provided by financing activities	92.7	40.1
Effect of foreign currency exchange rates on cash and cash equivalents	(18.8)	3.1
Decrease in cash and cash equivalents	(31.4)	(90.4)
Cash and cash equivalents, beginning of period	401.3	223.6
Cash and cash equivalents, end of period	$369.9	$133.2

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.    Can you provide a further analysis of operating revenue by operating segment?

Operating revenue consists of the following components:

(In millions)	Three Months Ended March 31,
					Local Currency
Operating revenue:	2020	2019	$ Change	% Change	% Change*
Online Information Solutions	$252.8	$217.7	$35.1	16%
Mortgage Solutions	42.8	32.2	10.6	33%
Financial Marketing Services	47.6	48.4	(0.8)	(2)%
Total U.S. Information Solutions	343.2	298.3	44.9	15%
Verification Services	220.2	148.9	71.3	48%
Employer Services	81.4	79.6	1.8	2%
Total Workforce Solutions	$301.6	$228.5	$73.1	32%
Asia Pacific	69.7	73.1	(3.4)	(5)%	3%
Europe	66.4	68.5	(2.1)	(3)%	(1)%
Latin America	43.2	47.2	(4.0)	(8)%	9%
Canada	36.7	36.3	0.4	1%	2%
Total International	216.0	225.1	(9.1)	(4)%	3%
Global Consumer Solutions	97.1	94.2	2.9	3%	3%
Total operating revenue	$957.9	$846.1	$111.8	13%	15%
*Reflects percentage change in revenue conforming 2020 results using 2019 exchange rates.

2. What is the breakdown of the costs related to the September 2017 cybersecurity incident?

Costs related to the 2017 cybersecurity incident are defined as incremental costs to transform our information technology infrastructure and data security; legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government and regulatory claims; as well as costs to provide the free product and related support to the consumer. Costs related to the 2017 cybersecurity incident do not include the accrual for losses associated with certain legal proceedings and government investigations related to the 2017 cybersecurity incident, as further described in the Notes to the reconciliations of this release.

We recorded $81.2 million ($61.7 million, net of tax) and $786.8 million ($665.0 million, net of tax) for the first quarter of 2020 and 2019, respectively, for costs related to the 2017 cybersecurity incident and the accrual for legal matters related to the 2017 cybersecurity incident. The components of the costs are as follows:

(In millions)	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Accrual for legal matters related to the 2017 cybersecurity incident	$—	$690.0
2017 cybersecurity incident related costs:
Technology and data security	78.6	82.8
Legal and investigative fees	2.6	12.5
Product liability	—	1.5
Total	$81.2	$786.8

The $78.6 million of technology and data security costs include incremental costs to transform our technology infrastructure and improve application, network, and data security. These include, but are not limited to, costs for people, professional and contracted services, technical services and products, and other costs added either directly or indirectly to manage, execute, and support the implementation of these plans. The $2.6 million of legal and investigative fees include legal fees and professional services costs to investigate the 2017 cybersecurity incident and respond to legal, government, and regulatory investigations and claims related to the 2017 cybersecurity incident.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A. Reconciliation of net income attributable to Equifax to diluted EPS attributable to Equifax, defined as net income adjusted for acquisition-related amortization expense, accrual for legal matters related to the 2017 cybersecurity incident, costs related to the 2017 cybersecurity incident, gain on fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, valuation allowance for certain deferred tax assets, tax benefit on legal settlement related to the 2017 cybersecurity incident, realignment of internal resources, the income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment, and income tax adjustments:

	Three Months Ended March 31,
(In millions, except per share amounts)	2020	2019	$ Change	% Change
Net income (loss) attributable to Equifax	$112.6	$(555.9)	$668.5	120%
Acquisition-related amortization expense of certain acquired intangibles (1)	35.0	34.1	0.9	3%
Accrual for legal matters related to the 2017 cybersecurity incident (2)	—	690.0	(690.0)	nm
2017 cybersecurity incident related costs (3)	81.2	96.8	(15.6)	(16)%
Gain on fair market value adjustment of equity investment (4)	(32.9)	—	(32.9)	nm
Foreign currency impact of certain intercompany loans (5)	(7.5)	—	(7.5)	nm
Valuation allowance for certain deferred tax assets (6)	7.0	—	7.0	nm
Tax benefit on legal settlement related to the 2017 cybersecurity incident (7)	(4.8)	—	(4.8)	nm
Realignment of internal resources and other costs (8)	—	11.5	(11.5)	nm
Income tax effects of stock awards that are recognized upon vesting or settlement (9)	(1.7)	(1.3)	(0.4)	31%
Argentina highly inflationary foreign currency adjustment (10)	0.2	0.3	(0.1)	nm
Tax impact of adjustments (11)	(18.1)	(129.5)	111.4	(86)%
Net income attributable to Equifax, adjusted for items listed above	$171.0	$146.0	$25.0	17%
Diluted EPS attributable to Equifax, adjusted for the items listed above	$1.40	$1.20	$0.20	16%
Weighted-average shares used in computing diluted EPS	122.6	121.6

        nm - not meaningful

(1)During the first quarter of 2020, we recorded acquisition-related amortization expense of certain acquired intangibles of $35.0 million ($29.8 million, net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $5.2 million of tax is comprised of $9.2 million of tax expense net of $4.0 million of a cash income tax benefit. During the first quarter of 2019, we recorded acquisition-related amortization expense of certain acquired intangibles of $34.1 million ($29.1 million, net of tax). The $5.0 million of tax is comprised of $9.0 million of tax expense net of $4.0 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)During the first quarter of 2019, we recorded a $690.0 million ($592.7 million, net of tax) accrual for losses associated with certain legal proceedings and investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses. See the Notes to this reconciliation for additional detail.

(3)During the first quarter of 2020, we recorded pre-tax expenses related to the 2017 cybersecurity incident of $81.2 million ($61.7 million, net of tax). $80.9 million of cybersecurity incident related costs were in operating income, with the remaining $0.3 million being recorded to depreciation and amortization. During the first quarter of 2019, we recorded $96.8 million ($72.3 million, net of tax) for costs related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(4)During the first quarter of 2020, we recorded a gain on fair market value adjustment of equity investment of $32.9 million ($26.3 million, net of tax). The gain was recorded to the Other Income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(5)During the first quarter of 2020, we recorded foreign currency impact of certain intercompany loans of $7.5 million. The impact was recorded to the Other Income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(6)During the first quarter of 2020, we recorded a valuation allowance for certain deferred tax assets of $7.0 million. See the Notes to this reconciliation for additional detail.

(7)During the first quarter of 2020, we recorded a $4.8 million tax benefit on legal settlements related to the 2017 cybersecurity incident, as finalization of the settlement terms in the first quarter have caused us to conclude the tax treatment has changed from the time we recorded the initial loss. See the Notes to this reconciliation for additional detail.

(8)During the first quarter of 2019, we recorded a restructuring charge for the realignment of internal resources and other costs of $11.5 million ($8.8 million, net of tax) which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives. See the Notes to this reconciliation for additional detail.

(9)During the first quarter of 2020, we recorded a tax benefit of $1.7 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the first quarter of 2019, we recorded a tax benefit of $1.3 million related to the tax effects of deductions for stock compensation expense in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(10)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. During the first quarter of 2020, we recorded a foreign currency loss of $0.2 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the first quarter of 2019, we recorded a foreign currency loss of $0.3 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(11)During the first quarter of 2020, we recorded the tax impact of adjustments of $18.1 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $5.2 million ($9.2 million of tax expense net of $4.0 million of cash income tax benefit), (ii) a tax adjustment of $19.5 million related to expenses for the 2017 cybersecurity incident and (iii) a tax adjustment of $6.6 million related to the gain on fair market value adjustment of equity investment.

During the first quarter of 2019, we recorded the tax impact of adjustments of $129.5 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $5.0 million ($9.0 million of tax expense net of $4.0 million of cash income tax benefit), (ii) a tax adjustment of $24.5 million related to expenses for the 2017 cybersecurity incident, (iii) a tax adjustment of $97.3 million related to the accrual of a legal matter related to the 2017 cybersecurity incident, and (iv) a tax adjustment of $2.7 million related to the realignment of internal resources.

B. Reconciliation of net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization expense, accrual for legal matters related to the 2017 cybersecurity incident, costs related to the 2017 cybersecurity incident, gain on fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, realignment of internal resources, Argentina highly inflationary foreign currency adjustment, and presentation of adjusted EBITDA margin:

	Three Months Ended March 31,
(in millions)	2020	2019	$ Change	% Change
Revenue	$957.9	$846.1	$111.8	13%
Net income (loss) attributable to Equifax	$112.6	$(555.9)	$668.5	120%
Income taxes	36.0	(88.1)	124.1	141%
Interest expense, net*	29.6	26.0	3.6	14%
Depreciation and amortization	91.9	77.6	14.3	18%
Accrual for legal matters related to the 2017 cybersecurity incident (1)	—	690.0	(690.0)	nm
2017 cybersecurity incident related costs (2)	80.9	96.8	(15.9)	(16)%
Gain on fair market value adjustment of equity investment (3)	(32.9)	—	(32.9)	nm
Foreign currency impact of certain intercompany loans (4)	(7.5)	—	(7.5)	nm
Realignment of internal resources (5)	—	11.5	(11.5)	nm
Argentina highly inflationary foreign currency adjustment (6)	0.2	0.3	(0.1)	nm
Adjusted EBITDA, excluding the items listed above	$310.8	$258.2	$52.6	20%
Adjusted EBITDA margin	32.4%	30.5%

nm - not meaningful
*Excludes interest income of $1.1 million in 2020 and $0.7 million in 2019.

(1)During the first quarter of 2019, we recorded a $690.0 million ($592.7 million, net of tax) accrual for losses associated with certain legal proceedings and investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses. See the Notes to this reconciliation for additional detail.

(2)During the first quarter of 2020, we recorded pre-tax expenses related to the 2017 cybersecurity incident of $81.2 million ($61.7 million, net of tax). $80.9 million of cybersecurity incident related costs were in operating income, with the remaining $0.3 million being recorded to depreciation and amortization. During the first quarter of 2019, we recorded $96.8 million ($89.2 million, net of tax) for expenses related to the 2017 cybersecurity incident. See the Notes to this reconciliation for additional detail.

(3)During the first quarter of 2020, we recorded a gain on fair market value adjustment of equity investment of $32.9 million ($26.3 million, net of tax). The gain was recorded to the Other Income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(4)During the first quarter of 2020, we recorded foreign currency impact of certain intercompany loans of $7.5 million. The impact was recorded to the Other Income, net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(5)During the first quarter of 2019, we recorded a restructuring charge for the realignment of internal resources and other costs of $11.5 million ($8.8 million, net of tax) which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives. See the Notes to this reconciliation for additional detail. See the Notes to this reconciliation for additional detail.

(6)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. During the first quarter of 2020, we recorded a foreign currency loss of $0.2 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the first quarter of 2019, we recorded a foreign currency loss of $0.3 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

C. Reconciliation of operating income by segment to Adjusted EBITDA, excluding depreciation and amortization expense, other income, net, noncontrolling interest, accrual for legal matters related to the 2017 cybersecurity incident, costs related to the 2017 cybersecurity incident, gain on fair market value adjustment of equity investment, foreign currency impact of certain intercompany loans, realignment of internal resources, Argentina highly inflationary foreign currency adjustment, and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three Months Ended March 31, 2020
	U.S. Information Solutions	Workforce Solutions	International	Global Consumer Solutions	General Corporate Expense	Total

Revenue	$343.2	$301.6	$216.0	$97.1	—	$957.9
Operating income	107.6	133.5	15.3	13.1	(133.6)	135.9
Depreciation and Amortization	27.3	16.5	30.7	4.2	13.2	91.9
Other income, net*	0.6	—	2.9	—	40.7	44.2
Noncontrolling interest	—	—	(1.9)	—	—	(1.9)
Adjustments (1)	17.8	5.3	13.0	5.1	(0.5)	40.7
Adjusted EBITDA	$153.3	$155.3	$60.0	$22.4	$(80.2)	$310.8
Operating margin	31.4%	44.3%	7.1%	13.5%	nm	14.2%
Adjusted EBITDA margin	44.7%	51.5%	27.8%	23.1%	nm	32.4%

nm - not meaningful
*Excludes interest income of $0.4 million in International and $0.7 million in General Corporate Expense.

(In millions)	Three Months Ended March 31, 2019
	U.S. Information Solutions	Workforce Solutions	International	Global Consumer Solutions	General Corporate Expense	Total

Revenue	$298.3	$228.5	$225.1	$94.2	—	$846.1
Operating income	96.0	96.2	11.2	11.4	(832.7)	(617.9)
Depreciation and Amortization	18.4	11.9	29.2	4.1	14.0	77.6
Other income/(expense), net*	0.5	—	3.1	—	(2.2)	1.4
Noncontrolling interest	—	—	(1.5)	—	—	(1.5)
Adjustments (1)	13.2	4.7	15.0	7.0	758.7	798.6
Adjusted EBITDA	$128.1	$112.8	$57.0	$22.5	$(62.2)	$258.2
Operating margin	32.2%	42.1%	5.0%	12.1%	nm	(73.0)%
Adjusted EBITDA margin	42.9%	49.4%	25.3%	23.9%	nm	30.5%

nm - not meaningful
*Excludes interest income of $0.4 million in International and $0.3 million in General Corporate Expense.

(1)During the first quarter of 2020, we recorded pre-tax expenses, excluding depreciation and amortization, related to the 2017 cybersecurity incident of $80.9 million, a $32.9 million gain on fair market value adjustment for an equity investment, $7.5 million foreign currency impact of certain intercompany loans, and a foreign currency loss of $0.2 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

During the first quarter of 2019, we recorded $96.8 million ($72.3 million, net of tax) for expenses related to the 2017 cybersecurity incident, $690.0 million ($592.7 million, net of tax) for an accrual for losses associated with certain legal proceedings and investigations related to the 2017 cybersecurity incident, exclusive of our legal professional services expenses, and $11.5 million ($8.8 million, net of tax) for the realignment of internal resources and other costs. In addition, we recorded a foreign currency loss of $0.3 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Diluted EPS attributable to Equifax is adjusted for the following items:

Acquisition-related amortization expense - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Costs related to the 2017 cybersecurity incident - We recorded $81.2 million ($61.7 million, net of tax) and $96.8 million ($72.3 million, net of tax) during the first quarter of 2020 and 2019, respectively, associated with the costs to investigate the 2017 cybersecurity incident, legal fees to respond to subsequent litigation and government investigations, costs to deliver the free product offering made to all U.S. consumers and incremental costs to transform our information technology, data security, and infrastructure. Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods. Costs related to the 2017 cybersecurity incident do not include losses accrued for certain legal proceedings and government investigations related to the 2017 cybersecurity incident.

Accrual for legal matters related to the 2017 cybersecurity incident - During the first quarter of 2019, we recorded a $690.0 million ($592.7 million, net of tax) accrual for losses associated with certain legal proceedings and investigations related to the 2017 cybersecurity incident, exclusive of our legal and professional services expenses. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2019, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Gain on fair market value adjustment of equity investment - During the first quarter of 2020, we recorded a $32.9 million ($26.3 million, net of tax) gain related to adjusting our equity method investment in India, in conjunction with the purchase of the remaining interest of our joint venture. Prior to the purchase of the remaining interest, Equifax did not have control over the joint venture. As a result of the transaction, Equifax recognized a gain related to the remeasurement of the preexisting equity interest in the India joint venture at the acquisition-date fair value of the business combination. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2020, since the non-operating gain is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Valuation allowance for certain deferred tax assets - During the first quarter of 2020, we recorded a $7.0 million valuation allowance adjustment for deferred tax assets where the benefit is not expected to be realized. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2020 because this amount is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Foreign currency impact of certain intercompany loans - During the first quarter of 2020, we recorded a $7.5 million gain related to foreign currency impact of certain intercompany loans. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Tax benefit on a legal settlement related to the 2017 cybersecurity incident - During the first quarter of 2020, we recorded a $4.8 million tax benefit on legal settlements related to the 2017 cybersecurity incident, as finalization of the settlement terms in the first quarter caused us to conclude the tax treatment has changed from the time we recorded the initial loss. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Charge related to the realignment of internal resources and other costs - During the first quarter of 2019, we recorded a restructuring charge for the realignment of internal resources and other costs of $11.5 million ($8.8 million, net of tax) which predominantly relates to the reduction of headcount and the realignment of our internal resources to support the Company’s strategic objectives. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2019, since a charge of such amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting, and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the first quarter of 2020, we recorded a tax benefit of $1.7 million related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the first quarter of 2019, we recorded a tax benefit of $1.3 million related to the tax effects of deductions for stock compensation expense in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three months ended March 31, 2020 because this amount is non-operating and relates to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina has experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina has been deemed a highly inflationary economy by accounting policymakers. We recorded foreign currency losses of $0.2 million and $0.3 million during the first quarter of 2020 and 2019, respectively, as a result of remeasuring the peso denominated monetary assets and liabilities due to Argentina being highly inflationary. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.